SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 8.01   Other Events

        Derma Sciences, Inc. (the “Registrant”) on September 24, 2004 settled litigation brought against the Registrant and the Registrant’s Canadian subsidiary, Derma Sciences Canada Inc. (“Derma Canada”) by William M. Goodwin, the Registrant’s and Derma Canada’s former Executive Vice President and President, respectively. Mr. Goodwin’s complaint, originally filed in the Ontario Superior Court of Justice, Toronto, Canada, on May 13, 2004, claimed damages of $1,146,346 Cdn. ($882,686 USD), together with counsel fees and court costs allegedly sustained as a result of the termination of Mr. Goodwin’s employment on March 9, 2004.

        Pursuant to the settlement, the Registrant will pay to, or on behalf of, Mr. Goodwin the sum of $350,000 Cdn. ($269,500 USD) over a period of seven months and will extend the expiration date of previously granted options to purchase 500,000 shares of the Registrant’s common stock at $0.50 per share from May 9, 2004 to September 30, 2006.

        The Registrant expects that the final settlement costs will be consistent with amounts previously reserved relative to the subject litigation.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: September 30, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer